Exhibit 5
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                                 MILLER NASH LLP
                                Attorneys at Law
                        111 S.W. Fifth Avenue, Suite 3400
                           Portland, Oregon 97204-3699
                                 (503) 224-5858
                              (503) 224-0155 (fax)


                                 August 16, 2004

 Louisiana-Pacific Corporation
 414 Union Street, Suite 2000
 Nashville, Tennessee  37219

      Subject: Registration Statement on Form S-8 Relating to
               Louisiana-Pacific Corporation 2004 Executive Deferred Compensation Plan

 Gentlemen:

      We have acted as counsel for Louisiana-Pacific Corporation, a Delaware corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering $10,000,000 of Deferred Compensation Obligations which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Louisiana-Pacific Corporation 2004 Executive Deferred Compensation Plan (the "Plan"). In such capacity, we have examined the Restated Certificate of Incorporation and Bylaws of the Company, the Plan, and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein.

      Based upon the foregoing, we advise you that, in our opinion, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

      We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,

                                    /s/ Miller Nash LLP

                                    MILLER NASH LLP